UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2024
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17101 Armstrong Avenue, Irvine, California, 92614
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 430-6400
(Former Name or Former Address, if Changed Since Last Report)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 3, 2024, Resources Connection, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal third quarter ended February 24, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer, Bhadreskumar Patel.

On April 3, 2024, Resources Connection, Inc. (the “Company”) announced that Bhadreskumar Patel, age 49, has been appointed as the Chief Operating Officer of the Company, effective April 7, 2024. Mr. Patel will continue to report to the Company’s Chief Executive Officer. As Chief Operating Officer, Mr. Patel is responsible for the oversight and control over the diverse, global business operations, go-to-market strategies and designing organizational vision and ensuring operational excellence across the Company. Mr. Patel will continue to oversee the Company’s digital and technology initiatives.

Mr. Patel has served as Chief Digital Officer of the Company since September 2021 and is responsible for technology, infrastructure, and digital modernization of the Company. Mr. Patel has also served as the Chief Executive Officer of Veracity Consulting Group, LLC, (“Veracity”), a digital transformation firm, since its founding in 2015. Veracity has been a wholly-owned subsidiary of the Company since July 2019. As Chief Executive Officer of Veracity, Mr. Patel was responsible for strategy, growth, delivery, and operations of the business.

In connection with his appointment, Mr. Patel, Resources Connection LLC and the Company entered into an Employment agreement on April 3, 2024 (the “Patel Employment Agreement”) which replaces in its entirety the previous employment agreement between the Company and Mr. Patel dated November 21, 2022. The Patel Employment Agreement provides for an initial term through April 6, 2027, with the term automatically renewing annually thereafter for an additional one year term unless either party provides at least sixty days’ written notice of non-renewal and subject to earlier termination by either party. The Patel Employment Agreement provides for an annual base salary of $550,000. The Patel Employment Agreement also provides that Mr. Patel will be entitled to participate in the Company’s executive incentive plan, with a target bonus opportunity for Fiscal 2024 of $300,000 and target bonus opportunity for Fiscal 2025 of $550,000 with the actual amount of Mr. Patel’s annual bonus to be determined based on the achievement of performance criteria approved by the Compensation Committee of the Board of Directors. Mr. Patel will be eligible to receive annual equity awards from the Company in the discretion of the Board of Directors of the Company, to receive an annual automobile allowance of $15,000 to the extent provided to other executives of the Company, and to participate in the employee benefit plans available to other executives of the Company.

Pursuant to the terms of the Patel Employment Agreement, on April 7, 2024, Mr. Patel will be granted a restricted stock unit award with a grant date value of $300,000 (the “RSU Award”), under the Company’s 2020 Performance Incentive Plan (the “Equity Plan”). The RSU Award will vest as to 25% of the shares subject to the award on each of the first four anniversaries of the grant date, subject to Mr. Patel’s continued employment through the applicable vesting date. If Mr. Patel’s employment is terminated either by the Company without Cause, by Mr. Patel for Good Reason, or due to Mr. Patel’s death or Permanent Disability (as such terms are defined in the Patel Employment Agreement), any then outstanding and unvested portion of the RSU Award will accelerate and become fully vested upon the termination date of Mr. Patel’s employment. If certain change in control transactions described in Section 7.2(a) of the Equity Plan occur when the RSU Award is outstanding and unvested, the award will accelerate and become fully vested upon (or immediately prior to) such change in control.

The Patel Employment Agreement provides that if Mr. Patel’s employment with the Company is terminated by the Company due to death or Permanent Disability, Mr. Patel will be entitled to receive, subject to him or his estate or personal representative providing a general release of claims in favor of the Company, (i) accelerated vesting of outstanding and unvested equity awards, with options remaining exercisable for up to 3 years following termination of employment and performance-based awards to vest based on the terms of the applicable award agreement, (ii) a lump sum payment equal to one times his current base salary, paid within 60 days following termination, and (iii) a pro-rata target bonus for the year of termination, paid within 60 days following termination. If Mr. Patel’s employment with the Company is terminated by the Company without Cause (including a non-renewal of the employment agreement by the Company) or Mr. Patel resigns for Good Reason (a “Qualifying Termination”), Mr. Patel will be entitled to receive, subject to him providing a general release of claims in favor of the Company, (i) a lump sum payment equal to 1.5 times his current base salary and target annual bonus, paid within 60 days following termination, (ii) a pro-rata target bonus for the year of termination, paid within 60 days following termination, (iii) accelerated vesting of outstanding and unvested equity awards, with options remaining exercisable for the remaining term of the option and performance-based awards to vest based on the terms of the applicable award agreement, and (iv) a lump sum payment equal to the cost of Mr. Patel’s premiums to continue medical coverage for a period of 18 months, paid within 60 days following termination. If Mr. Patel’s employment is terminated due to a Qualifying Termination within 60 days prior to, or 24 months following, a change in control event described in Section 7.2 of the Equity Plan, then Mr. Patel will receive the payments and benefits described in the preceding sentence, except that the lump sum payment in (i) shall be increased to 2 times his current base salary and target annual bonus, with such additional amount to be paid within 60 days following the later of his termination or the change in control date.

The Patel Employment Agreement provides that, should benefits payable to Mr. Patel trigger excise taxes under Section 4999 of the Internal Revenue Code, Mr. Patel will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Patel, the benefits will be cut-back to the extent necessary to avoid such excise taxes. The Patel Employment Agreement does not provide for a Company tax “gross-up” payment to make Mr. Patel whole for any such taxes.

The Patel Employment Agreement also contains certain restrictive covenants including a twelve month post-termination non-interference with Company business relationships and non-solicitation of employees, contractors or customers covenants. Mr. Patel is also subject to the Company’s standard confidentiality agreement.

The foregoing description of the Patel Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of his written employment agreement, which agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporate herein by reference.

Mr. Patel has no family relationships with any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Patel and any other persons pursuant to which Mr. Patel was selected as an officer of the Company, and Mr. Patel has no direct or indirect material interest in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On April 3, 2024, the Company issued a press release announcing the appointment of Mr. Patel as the Company’s Chief Operating Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this current report on Form 8-K, as well as Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated April 3, 2024 between Bhadreskumar Patel, Resources Connection, Inc. and Resources Connection LLC.

99.1	Press Release entitled “Resources Connection, Inc. Reports Financial Results for Third Quarter Fiscal 2024,” issued April 3, 2024.

99.2	Press Release entitled “Resources Connection, Inc. Announces Appointment of Bhadresh Patel as Chief Operating Officer,” issued April 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: April 3, 2024	By:	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer